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                                                               EXHIBIT NO. 10.28

                           ARTHUR J. GALLAGHER & CO.
                1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                       (RESTATED AS OF JANUARY 22, 1998)

1.   PURPOSE

     The purpose of this 1989 Non-Employee Directors' Stock Option Plan (the "Plan") is to promote the interests of Arthur J. Gallagher & Co., a Delaware corporation (the "Company"), and its shareholders by providing an incentive to non-employee directors to serve and continue to serve on the Company's Board of Directors and to devote the large amounts of time required to participate actively in the work of the Board of Directors. In that the continued services of qualified non-employee directors are essential to the sustained growth and progress of the Company, it is thought that the Plan will make service on the Board of Directors more attractive to present and future non-employee directors.

2.   GENERAL

     The Plan encompasses options granted to a non-employee director in the discretion of the Option Committee of the Board of Directors ("Discretionary Options") and options granted to a non-employee director pursuant to an election made by the non-employee director to receive options in lieu of his annual retainer, as defined in Paragraph 11 hereof, ("Retainer Options"), (together, hereinafter referred to as "Options"). All Options under the Plan will be nonqualified options not eligible for treatment as "incentive stock options" as that term is used in Section 422A of the Internal Revenue Code, as amended.

3.   ADMINISTRATION

     A. All administrative duties hereunder shall rest with the Option Committee of the Board of Directors (hereinafter the "Committee"). Except as otherwise provided in Paragraph 11 hereof as to Retainer Options, the Committee shall have the duty and authority, subject to the provisions of the Plan, to:

          (i) determine which non-employee directors of the Company shall receive Options and how many Options each non-employee director shall receive;

          (ii)  grant the Options;

          (iii) determine the terms and conditions of the Options including exercise dates, limitations on exercise and time periods for exercise ("Vesting Schedules"), and the price and payment terms;

          (iv) prescribe the form or forms of the instruments evidencing any Options granted under the Plan ("Option Agreements") and of any other

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                instruments required under the Plan, and to change such forms from time to time; and

          (v) adopt such rules and regulations for the administration of the Plan as it deems appropriate.

     B. The Committee is further authorized, at the discretion of the Committee, to amend, at any time, all Option Agreements entered into pursuant to the Plan and in effect as of May 11, 1993:

          (i) to provide that the Option Agreements, and all rights thereunder, shall continue and be unaffected by any termination of optionee's association with the Company for any reason; and/or

          (ii) to accelerate or shorten Vesting Schedules in the event of a termination of an optionee's association with the Company for any reason.

     C. The Committee is further authorized, at its discretion, to amend at any time all previous grants of options pursuant to the Plan and in effect as of January 22, 1998, to provide that in the event of a change in control of the Company, as defined in Paragraph 22 below, all such options shall become immediately vested and exercisable.

4.   SHARES SUBJECT TO THE PLAN

     The shares that may be made subject to the Options under the Plan shall be shares of common stock, one dollar ($1.00) par value ("Common Stock"), of the Company, and the total number of shares subject to the Options and issued pursuant to this Plan shall not exceed, in the aggregate, 200,000 shares of the Common Stock of the Company. If any such Option lapses or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such Option may again be made subject to the Options granted under the Plan. Shares issued upon exercise of Options granted under the Plan may be shares held by the Company either as treasury shares or as authorized but previously unissued shares. Upon authorization from the Board of Directors, the Company may from time to time acquire shares of Common Stock in the open market upon such terms as the Board shall deem appropriate for reserve in its treasury for reissuance in connection with exercises hereunder.

5.   ELIGIBILITY

     Non-employee directors of the Company shall be eligible to receive Discretionary Options under the Plan and on an annual basis may make an election to receive Retainer Options as set forth in Paragraph 11 hereof.

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6.   GRANTING OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may from time to time prior to the termination of the Plan grant to non-employee directors Discretionary Options to purchase the number of shares of Common Stock authorized by the Committee, subject to such terms and conditions as the Committee may determine. Retainer Options shall be granted by the Committee subject to the terms and conditions of Paragraph 11 hereof and such other terms and conditions as the Committee may prescribe. The day on which the Committee approves the granting of a Discretionary Option shall be considered as the date on which such Discretionary Option is granted. Retainer Options shall be deemed granted on the applicable Annual Meeting Date referred to in Paragraph 11.

7.   OPTION PRICE

     The purchase price per share of Common Stock subject to a Discretionary Option shall be fixed by the Committee. The purchase price per share of Common Stock subject to a Retainer Option shall be determined as set forth in Section 11 hereof.

8.   TERM OF OPTIONS

     The term of each Discretionary Option shall be determined by the Committee but shall be not more than 10 years commencing with the date of grant. The term of each Retainer Option shall be unlimited subject to the provisions of Paragraph 14 hereof.

9.   METHOD OF EXERCISING OPTIONS

     Any Option granted hereunder may be exercised by the Optionee by delivering to the Company at its main office (attention of the Secretary) written notice of the number of shares of Common Stock with respect to which the option rights are being exercised and by paying in cash the purchase price of the shares purchased in full, in exchange for the issuance and delivery of certificates therefor. The Committee in its discretion may permit a director to use shares of Common Stock as payment for additional stock purchased pursuant to an Option. The value of the shares to be used as payment shall be determined by the Committee. The Company may delay the processing of any exercise hereunder so long as may be necessary, in the opinion of counsel to the Company, to comply with securities laws and regulations relating to the disclosure of material non-public information concerning the Company.

10.  AMOUNT EXERCISABLE

     Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

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11.  RETAINER OPTIONS

     Prior to December 31 of each year that the Plan is in effect, a non-employee director may elect to receive an option to purchase Common Stock in lieu of receipt of his annual retainer for the twelve-month period following the date of the next annual meeting of stockholders ("Annual Meeting Date"). The election made by the non-employee director shall remain in full force and effect until a revocation of this election is made prior to any December 31. Such revocation shall become effective at the next Annual Meeting Date. The term "annual retainer" will mean the total amount which a non-employee director will be entitled to receive for serving as a director and for serving as a member of any committee of the Board of Directors in the twelve-month period following the Annual Meeting Date, but will not include fees for attendance at either meetings of the Board of Directors or any committee of the Board of Directors, or of any other services which a director may provide to the Company.

     Each year on or before two weeks preceding such Annual Meeting Date, the Committee shall determine the number of shares of Common Stock with respect to which a non-employee director may have a Retainer Option, and the non-employee director's exercise price per share shall be equal to the Fair Market Value of the Common Stock subject to the Retainer Option less the Annual Retainer, divided by the number of shares subject to the Option.

     The term "fair market value" will mean the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for the day on which the Retainer Option is granted. The option price per share shall be not less than the par value of the Common Stock.

12.  CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under any Option shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under an Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option.

13.  TRANSFERABILITY OF OPTIONS

     Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

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14.  TERMINATION OF ASSOCIATION WITH COMPANY

     The term and effectiveness of each Discretionary Option shall not be limited or affected by the termination of optionee's association with the Company for any reason.

     In the event of a termination of an optionee's association with the Company for any reason, the term of each Retainer Option of such optionee shall terminate on the tenth anniversary of the date of grant of such Retainer Option.

15.  REQUIREMENTS OF LAW

     In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company shall (or cause its transfer agent to) imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel in form and substance satisfactory to the Corporation that registration is not required for such sale or transfer."

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall make reasonable efforts to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

16.  NO RIGHTS AS STOCKHOLDER

     Optionees shall have no rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

17.  NO RIGHT TO CONTINUE AS DIRECTOR

     Neither the granting of any Option nor any other action taken pursuant to the Plan will constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

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18.  FORM OF AGREEMENT

     Each Option granted hereunder shall be embodied in a writing, the form and content of which shall be as the Committee in its discretion shall deem advisable.

19.  WITHHOLDING REQUIRED BY LAW

     Upon the exercise of an Option, the grantee or other person receiving such Common Stock will be required, as a condition of such distribution, either to pay to the Company at the time of distribution thereof the amount of any federal, state, local or foreign taxes due or required to be withheld with respect to such Common Stock, or to have the number of shares of Common Stock, valued at fair market value on the date of distribution, reduced by an amount equal to the value of taxes due or required to be withheld.

20.  AMENDMENT, TERMINATION AND EFFECTIVE DATE

     This Plan shall be effective as of May 9, 1989, and shall terminate ten years after this Effective Date. The Board shall have the right to amend, suspend or terminate the Plan, provided that no termination or amendment of the Plan may, without the consent of the individual to whom any Option shall have been theretofore granted, adversely affect the rights of such individual under such Option.

21.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto will be governed by the law of the State of Delaware and construed accordingly.

22.  CHANGE IN CONTROL

     In the event of a change in control of the Company, as defined below, each option outstanding shall immediately become exercisable in full. For all purposes of the Plan, a "change in control of the Company" occurs if: (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company's Stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or (c) the Stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause
     (a) or (b) above.

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IN WITNESS WHEREOF, the Company has caused its President and Secretary to execute this Restated Plan this 22nd day of January, 1998.

                                    ARTHUR J. GALLAGHER & CO.


                                    By   /s/Patrick Gallagher, Jr.
                                         -------------------------
                                         J. Patrick Gallagher, Jr.
                                         President
Attest:

/s/Carl E. Fasig
----------------
Carl E. Fasig, Secretary

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